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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors



The Board of Directors
Genaera Corporation:


We consent to incorporation by reference in the registration statement Nos. 33-52882, 33-61530, 33-71984, 33-82196, 33-96426, 333-10889 and 333-62073 on
Form S-8 and registration statement Nos. 33-69544, 33-99528, 333-09927, 333-14555, 333-38271, 333-49681 and 333-44312 on Form S-3 of Genaera Corporation
(formerly Magainin Pharmaceuticals Inc.) of our report dated February 14, 2001, except as to the first paragraph of Note 1 which is as of March 9, 2001, relating to the consolidated balance sheets of Genaera Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Genaera Corporation.


/s/ KPMG LLP

Princeton, New Jersey
March 14, 2001